Exhibit 99.1

Zest Labs Launches Professional Services to Help Growers and Grocers Innovate the Fresh Food Supply Chain

Company Signs $1.5M Professional Services Agreement with One of the World’s Leading Retailers

San Jose, Calif. – March 5, 2018 – Zest Labs, an AgTech company modernizing the post-harvest fresh food supply chain, today announced the launch of its professional services offering. The company also announced that it has signed a $1.5M professional services agreement with one of the world’s largest retailers. Zest Labs is a subsidiary of Ecoark Holdings, Inc. (“Ecoark”) (OTCQX: ZEST).

Zest Labs’ professional service offering addresses three core areas that are critical to improving the fresh food supply chain and reducing waste:

●	Systems Integration and Customization of Quality Control Systems, Warehouse Management Systems (WMS) and Third-party Logistics (3PLs)

●	Evaluation of Current Waste Sources to identify and quantify shrink sources and issues that impact freshness and shelf-life

●	Operational Efficiency Assessments that establish process adherence and equipment/asset utilization metrics and provide improvement strategies

“By assessing all the variables that can impact delivered freshness across the supply chain, we’re able to provide organizations with the right strategies for creating the operational efficiencies necessary to improve product margin and sustainability by reducing food waste,” said Peter Mehring, CEO of Zest Labs.

One of the world’s leading retailers has engaged Zest Labs, after a pilot program, for its unmatched experience designing and implementing freshness management solutions for the cold supply chain that improve food safety and reduce waste. The company’s Zest Fresh solution improves the freshness of produce sold to customers and helps organizations achieve efforts toward zero waste within their operations and throughout their supply chain.

“This agreement is a testament to the innovation and thought leadership exhibited by Zest Labs and the value that post-harvest freshness management solutions provide today’s marketplace,” said Mehring.

The professional services project is expected to be completed this year.

About Zest Labs

Zest Labs is an AgTech company modernizing the post-harvest fresh food supply chain to improve food safety and reduce food waste by 50% or more. Our flagship solution, Zest Fresh, provides autonomous, field-to-shelf visibility for proactive decision making to improve delivered freshness and reduce shrink. Integrated blockchain technology provides true transparency for food safety, product freshness and traceability. Zest Fresh improves profitability and increases customer satisfaction and brand loyalty while promoting sustainability.

To learn more about Zest Labs, please click here. To watch a video about Zest Fresh, please click here.

Forward Looking Statements

This release contains forward-looking statements, including, without limitation, statements concerning the business and possible or assumed future results of operations of Zest Labs; and statements concerning the ability of Zest Labs’ technology to improve delivered quality consistency, significantly reduce perishable food waste, drive sustainability, and increase efficiency in the industry. Our actual results could differ materially from those anticipated in the forward-looking statements for many reasons including: access to growth capital on favorable terms; adverse economic changes affecting markets we serve; competition in our markets and industry segments; our timing and the profitability of entering new markets; greater than expected costs, customer acceptance of our products or difficulties related to our integration of the businesses we may acquire; and other risks and uncertainties as may be detailed from time to time in our public announcements and SEC filings. Although we believe the expectations reflected in the forward-looking statements are reasonable, they relate only to events as of the date on which the statements are made, and our future results, levels of activity, performance or achievements may not meet these expectations. We do not intend to update any of the forward-looking statements after the date of this document to conform these statements to actual results or to changes in our expectations, except as required by law.

Contact

Investor Relations:

John Mills

ICR

646-277-1254

John.Mills@icrinc.com

Public Relations:

Keith Watson

fama PR

617-986-5001

zest@famapr.com